Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact: Kathleen T. Powers 262-636-1687  k.t.powers@na.modine.com

Modine Announces New Strategic Platform for the Future and Share Repurchase Authorization

Company Commits to Strengthen, Diversify & Grow to Transform Modine for Long-Term Market Leadership

RACINE, WI, October 29, 2015 - Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, today announced its new strategic platform for the future.  This platform is based on commitments to strengthen, diversify and grow the business, ultimately elevating Modine’s long-term financial performance and enhancing shareholder value. The Company also announced that its Board of Directors has authorized the repurchase of up to $50 million of its common stock over the next year.

“Our industry continues to evolve and we believe now is the time to take action to transform Modine for long-term success,” said Modine President and Chief Executive Officer, Thomas A. Burke. “We must leverage our strong leadership position and balance sheet to become a more diversified thermal management company, with a higher growth and profitability profile. Our strategic plan is designed to strengthen our foundation, better diversify our business portfolio, and to grow, both organically and through strategic acquisitions. We believe that this strategy will unlock value for our shareholders by creating an even stronger Modine.”

The three core components of the Company’s transformation strategy include the following:

Strengthen

Modine plans to strengthen its foundation in three critical ways. The first includes the implementation of a global, product-based organization to optimize its market focus. This organization is being designed to improve the Company’s speed to market by better linking both the commercial and product organizations under common, global structures focused on Vehicular and Industrial Products (includes current Building HVAC and Coils businesses). By doing so, the Company expects to capture improved synergies across its core businesses.

The second component of Modine’s strengthen initiative is to better leverage its global scale in an effort to improve the long-term competitiveness of its Vehicular business. This will include a renewed effort to optimize the Company’s global manufacturing operations through greater standardization, low-cost manufacturing footprint, and scale. Further, our global procurement project will reduce Modine’s total spend on materials and services. We expect that the net result of these efforts will be a significant reduction in operating costs and SG&A expenses.

Third, the Company will optimize its vehicular product portfolio to drive higher operating margins. Through this initiative, the Company will better prioritize its global product platforms based upon their long-term potential to create value, accelerate global operational improvements, and leverage broad technology drivers, utilizing the Company’s market-leading technology building blocks.

Strengthen Goals:

•	Cost reductions of $40-$50M within 18 months
•	Operating margin expansion from 4-5% to 7-8% by end of FY18

Diversify

Next, the Company believes that it is imperative to create better long-term diversification of its customer profile, its business mix, and its end markets. Modine’s diversification strategy calls for a significant financial and human resource investment across the Company’s current Industrial Products businesses to build a more balanced portfolio.

In order to bring this balance, Modine will pursue higher-margin organic and inorganic growth opportunities, primarily in the Industrial Products businesses. These businesses have high growth profiles, low levels of customer concentration, and leverage the Company’s core thermal management strengths and leadership positions. Through these efforts, Modine plans to achieve appropriate market recognition and value for the Industrial Products businesses as they grow and become a larger component of the Company’s offerings.

Diversify Goals:

•	Reduced customer concentration and cyclical exposure
•	Shift revenue mix from 80-85% Vehicular and 15-20% Industrial Products, to 60-70% Vehicular and 30-40% Industrial Products

Grow

Lastly, the Company will focus on improving its growth profile through both organic and inorganic means. First and fundamentally, Modine will better focus its research and development, product development and commercial pursuits in high growth vehicular areas where it has the ability to improve market share. Those efforts will then be enhanced by aggressively pursuing industrial acquisitions to achieve its Diversify goals. The Company believes that these transformative actions will strengthen and enhance the Company’s growth and profitability profile.

Grow Goals:

•	Target at least $100 million in incremental Industrial revenue by the end of FY18
•	Expand target leverage ratio (net debt-to-EBITDA) to between 1.5 and 2.5x

Share Repurchase Authorization

The Company also announced today that its Board of Directors has authorized the repurchase of up to $50 million of its common stock through November 3, 2016. The authorization does not require the repurchase of a specific number of shares.  Decisions to repurchase shares or suspend the program will be made at the Company’s discretion, based upon a number of factors, including ongoing assessments of the capital needs of the business, share price, and general market conditions.

Burke concluded, “Our Board of Directors and management team believe that our stock is undervalued based on our confidence in the future of our business and in our ability to execute against the strategic initiatives we have laid out. Our disciplined management of the balance sheet will allow us to return value to our shareholders both through execution of our transformational framework and through opportunistic repurchases.”

About Modine

Modine, with fiscal 2015 revenues of $1.5 billion, specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, heating, ventilation and air conditioning equipment, off-highway and industrial equipment and refrigeration systems. Modine is a global company headquartered in Racine, Wisconsin (USA), with operations in North America, South America, Europe, Asia and Africa. For more information about Modine, visit www.modine.com.

Forward-Looking Statements

This press release contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995.  Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to, those described under “Risk Factors” in Item 1A of Part I of the company's Annual Report on Form 10-K for the year ended March 31, 2015 and under Forward-Looking Statements in Item 7 of Part II of that same report and in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.  Other risks and uncertainties include, but are not limited to, the following: the overall health and price-down focus of Modine’s customers, particularly in light of remaining market challenges; the ability of the company to successfully implement its Strengthen, Diversify and Grow strategic transformation; uncertainties regarding the costs and benefits of Modine’s restructuring activities in our Americas and Europe segments, including the activities associated with the closure of Modine’s facility in Washington, Iowa; operational inefficiencies as a result of program launches, unexpected volume increases and product transfers; the effects of the fire at Modine’s Airedale facility, including inefficiencies associated with Airedale’s operations in temporary sites, timely, continued recovery of insurance proceeds, and disruptions associated with Airedale’s relocation into its rebuilt facility; economic, social and political conditions, changes and challenges in the markets where Modine operates and competes, including currency exchange rate fluctuations (particularly the value of the euro, Brazilian real and British pound relative to the U.S. dollar), tariffs, inflation, changes in interest rates, recession, restrictions associated with importing and exporting and foreign ownership, and in particular the economic and market conditions in Brazil and China and the remaining economic uncertainties in certain markets in Western Europe, Russia and North America; the impact on Modine of any significant increases in commodity prices, particularly aluminum and copper, and our ability to pass these prices on to customers and/or successfully hedge the associated risk; Modine's ability to successfully execute its strategic and operational plans; the nature of and Modine’s significant exposure to the vehicular industry and the dependence of this industry on the health of the economy; costs and other effects of environmental remediation or litigation; and other risks and uncertainties identified by the company in public filings with the U.S. Securities and Exchange Commission.  The company does not assume any obligation to update any forward-looking statements.

SOURCE: Modine Manufacturing Company

Modine Manufacturing Company
Kathleen Powers, 262-636-1687
k.t.powers@na.modine.com